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EXHIBIT 10.6

CONSULTING AGREEMENT

        This Agreement ("Agreement") is entered into as of the 15th day of November, 2003 by and between FIRST CORNERSTONE CAPITAL, INC. ("Company"), a corporation organized under the laws of the State of Texas, and JERRY BURNETT, an adult individual residing in the State of Texas ("Consultant").

        The parties hereto agree as follows:

        1.     Engagement. The Company hereby engages the Consultant and the Consultant hereby agrees to render, at the request of the Company, independent advisory and consulting services for the Company in connection with the Company's formation of its proposed banking subsidiary ("Bank"), upon the terms and conditions hereinafter set forth.

        2.     Term. The term of this Agreement shall begin as of the date of this Agreement and shall terminate on the earlier of (i) December 31, 2004; (ii) the date on which the Bank opens for business following the receipt of (and satisfaction of all conditions to opening for business under) its authorization to commence its banking business ("Certificate of Authority") from the Texas Department of Banking ("TDB") or Office of the Comptroller of the Currency ("OCC"), as applicable, and approval of its application for deposit insurance from the Federal Deposit Insurance Corporation ("FDIC"); (iii) the date on which the Company advises the Consultant that it has abandoned its effort to obtain the Certificate of Authority; (iv) the date on which the Consultant receives written notice from the Company that it is terminating this Agreement "for cause" as hereafter defined; or (v) the death or disability of the Consultant (as used herein, the disability of the Consultant shall be deemed to have occurred when he has been unable to perform his services under this Agreement for a period of forty-five (45) consecutive days or the Consultant has made any claim under any disability insurance policy). As used herein, "for cause" shall be defined as follows: (a) the Consultant's failure to use diligent and good faith efforts to perform the services requested by the Company under this Agreement (which failure is not cured within five (5) days following written notice to the Consultant); (b) the Consultant's willful misconduct or gross negligence in the performance of his services hereunder; (c) the Consultant's conviction of a crime or involvement in any conduct which could, in the judgment of the Company, adversely impact on the reputation of the Company or the Bank or the prospects of the Bank receiving its Certificate of Authority; or (d) receipt by the Company of any notification from the FDIC or, as applicable, the TDB or OCC, indicating that the Consultant would not be an acceptable candidate to be President of the Bank.

        3.     Compensation. During the term of this Agreement, as compensation for all services rendered by the Consultant under this Agreement, the Company shall pay the Consultant the following amounts:

          (a)   Consulting Fee. The Company shall pay the consultant the sum of Seven Thousand Five Hundred Dollars ($7,500) per month (prorated for any partial month), which shall be paid in arrears in one installment of Seven Thousand Five Hundred Dollars ($7,500) on the 30th day of each calendar month.

          (b)   Automobile. The Company shall provide a monthly allowance for automobile expenses in the amount of $700 payable monthly (pro rated for any partial month), in arrears, on the 1st business day of each month. The Consultant shall have no obligation to account for his monthly automobile expenses.

          (c)   Medical Benefits. The Company shall reimburse the Consultant, not less frequently than monthly, upon presentment of appropriate documentation the amount paid by the Consultant to continue, without interruption, family medical benefits coverages under COBRA. Upon the election of the individual to secure an individual policy of similar benefits, the Company shall reimburse the Consultant up to a maximum of $800 per month of said cost of the policy.

          (d)   Deductions. All such compensation shall be payable without deduction for federal income, social security, or state income taxes or any other amounts.

          (e)   Deferred Compensation. If the term of this Agreement shall expire pursuant to clause (ii) of Paragraph 2 hereof, not later than thirty (30) days following the date the Bank opens for business, the Company shall pay or cause the Bank to pay, in one lump sum, an amount equal to $2,917 times the number of months during the term of this Agreement.

          (f)    Severance. If this Agreement shall be terminated by the Company for any reason other than "for cause" and without the employment agreement referenced in Paragraph 11 hereof becoming effective, Consultant will be entitled to receive a lump sum payment, payable on the date of termination, of not less than the greater of (i) one-half of the fees which would have been payable for the remaining term of this Agreement from the date of termination or (ii) $15,000.

        4.     Duties. The Consultant shall render services conscientiously and shall devote his full time, attention, efforts and abilities to the organizational activities of the Company and the Bank, including without limitation obtaining regulatory approvals, site development activities, personnel matters and capital raising activities, at such times during the term hereof and in such manner as reasonably requested by the Company, and performed at such places and at such times as are reasonably convenient to the Company and the Consultant. The Consultant shall observe all policies and directives promulgated from time to time by the Company's board of directors.

        5.     Expenses. The Consultant shall be reimbursed by the Company for all reasonable business expenses paid by the Consultant during the performance of his services hereunder; provided however, that any such reimbursement in excess of $250 in any month shall require the prior written approval of the Company's board of directors or a committee thereof. The Company's obligation to reimburse the Consultant pursuant to this paragraph shall be subject to the presentation to the Company's board of directors or a committee thereof by the Consultant of an itemized account of such expenditures, together with supporting vouchers, in accordance with any policies of the Company in effect from time to time.

        6.     Independent Contractor. It is expressly agreed that Consultant is acting as an independent contractor in performing services hereunder. The Company shall have no obligation to carry worker's compensation insurance or any health or accident insurance to cover Consultant. The Company shall have no obligation to pay any contributions to social security, unemployment insurance, federal or state withholding taxes, nor to provide any other contributions or benefits which might be expected in an employer-employer relationship.

        7.     Covenant Not to Compete. The Consultant hereby acknowledges and recognizes the highly competitive nature of the Company's business and accordingly agrees that, during and for the period commencing with the date hereof and ending on the later of (i) December 31, 2004 or (ii) the termination, whether by the Company or the Consultant, of this Agreement, the Consultant will not, except as provided in Paragraph 4 hereof, directly or indirectly:

          (a)   engage in any business activity related to the business of banking or financial services, or the formation of any entity for the purpose of engaging in such a business (other than on behalf of the Company to the extent that the Consultant is then in the employ of or consulting for the Company), whether such engagement is as an officer, director, proprietor, employee, partner, member, investor (other than as a passive investor in less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or other participant in another business,

          (b)   assist others in engaging in any of the business activities prohibited to the Consultant under clause (a) above, or

          (c)   induce employees of the Company or any proposed employees of the Bank to engage in any activities hereby prohibited to the Consultant or to terminate their employment (prospective or otherwise).

The term of this restriction shall be extended for a period of time equal to any period of time during which the Consultant violates or fails to observe the provisions of this paragraph.

        8.     No Disclosure of Confidential Information. The Consultant acknowledges that the Company's trade secrets and private processes, as they may exist from time to time, and confidential information concerning the formation and development of the Bank, the Bank's planned products, technical information regarding the Bank, and data concerning potential customers of and investors in the Bank are valuable, special, and unique assets of the Company, access to and knowledge of which are essential to the performance of the Consultant's duties under this Agreement. In light of the highly competitive nature of the industry in which the business of the Company is conducted, the Consultant further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Consultant as a result of his engagement by the Company shall be considered confidential information. In recognition of this fact, the Consultant agrees that the Consultant will not, during or after the term of this Agreement, disclose any of such secrets, processes, or information to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of the Consultant's duties as a consultant to the Company and then only upon a written confidentiality agreement in such form and content as requested by the Company from time to time, nor shall Consultant make use of any of such secrets, processes or information for Consultant's own purposes or for the benefit of any person or other entity (except the Company and its subsidiaries, if any) under any circumstances during or after the term of this Agreement.

        9.     Return of Property. Consultant acknowledges that all memoranda, notes, records, reports, manuals, books, papers, letters, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales or financial information and aids relating to the Company's or Bank's business, and any and all other documents containing confidential information furnished to Consultant by any representative of the Company or otherwise acquired or developed by Consultant in connection with his duties under this Agreement (collectively, "Recipient Materials") shall at all times be the property of the Company or the Bank, as applicable. Within three calendar days of the termination of this Agreement, Consultant shall return to the Company or Bank, as applicable, any Recipient Materials which are in his possession, custody or control.

        10.   Remedies. In the event that Consultant violates any of the provisions set forth in Paragraph 7 or 8 of this Agreement, Consultant acknowledges that the Company would suffer immediate and irreparable harm and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in Paragraph 7 or 8 of this Agreement were not performed in accordance with their terms or otherwise were materially breached. Accordingly, Consultant agrees that, without the necessity of proving actual damages or posting bond or other security, the Company shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which the Bank may be entitled, at law or in equity. In such a situation, the parties agree that the Company may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation of Paragraph 7 or 8 of this Agreement, and the pursuit of any particular remedy or remedies shall not be deemed an election of remedies or waiver of the right to pursue any other remedy.

        11.   Employment Agreement. The Consultant agrees to enter into, and the Company agrees to cause the Bank to enter into, an employment agreement with the Consultant in form satisfactory to the Consultant and the Bank in their reasonable discretion, subject to the review, modification and approval of the Bank's primary regulators, which employment agreement shall be effective as of the date on which the Bank opens for business, subject to and following the receipt of (and satisfaction of all conditions to opening for business under) its Certificate of Authority from the TDB or OCC, as applicable, and approval of its application for deposit insurance from the FDIC.

        12.   Assignment. Consultant's obligations under this Agreement are personal in nature and may not be assigned by Consultant, this Agreement being entered into in reliance upon and in consideration of the personal skill and qualifications of Consultant. Any attempted assignment or transfer by Consultant of his obligations hereunder shall be void.

        13.   Modification. This Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties.

        14.   Notice. All notices and other communications required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly given if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by United States mail, or (d) sent by facsimile transmission followed by a confirmation copy delivered by recognized overnight courier service the next day. Such notices, requests, consents and other communications shall be sent to the respective parties as follows (or at such other address for a party as shall be specified by like notice to the other party):

    If to Company:
    First Cornerstone Capital, Inc.
    1350 Manufacturing St, Suite 214
    Dallas, Texas 75207
    Attention: Todd Seib, Co-Manager

    If to Consultant:

    Jerry Burnett
    589 Pelican Lane
    Coppell, Texas 75109

        Any notice or other communication given pursuant to this Agreement shall be effective (i) in the case of personal delivery, telex or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit with the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of a recognized overnight courier service, one (1) business day after delivery to the courier service together with all appropriate fees or charges and instructions for overnight delivery.

        15.   Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        16.   Entire Agreement. The parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties; that each executed this Agreement based upon the express terms and provisions set forth herein; that, in accepting this consulting arrangement, Consultant has not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement.

        17.   Successors, Binding Agreement. Subject to the restrictions on assignment contained herein, this Agreement shall inure to the benefit, and be enforceable by, the parties and their respective successors and assigns.

        18.   Validity. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, (A) such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (B) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (C) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

        19.   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws.

        20.   Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CONSULTANT
/s/ Jerry Burnett Jerry Burnett
FIRST CORNERSTONE CAPITAL, INC.
By:	/s/ Todd Seib Todd Seib, Co-Manager

FIRST AMENDMENT TO
CONSULTING AGREEMENT

        THIS FIRST AMENDMENT TO CONSULTING AGREEMENT ("Amendment") is made and entered into as of this 30th day of June, 2004 by and between Sunbelt Bancshares, Inc. ("Company") and Jerry Burnett ("Consultant").

RECITALS

        WHEREAS, the Company (formerly First Cornerstone Capital, Inc.) and Consultant have entered into that certain Consulting Agreement, dated November 15, 2003, by and between such parties ("Agreement"), providing for the provision of consulting services by Consultant to Company; and

        WHEREAS, the parties mutually desire to amend certain provisions of the Agreement, which each of the undersigned agrees provides an additional benefit to such person.

        NOW, THEREFORE, in consideration of the foregoing, and the other promises, covenants and benefits set forth in this Amendment, the parties hereto agree as follows:

        1.     Term. Section 2 of the Agreement shall be amended by substituting "June 30, 2005" for "December 31, 2004".

        2.     Covenant Not to Compete. Section 7 of the Agreement shall be amended by substituting "June 30, 2005" for "December 31, 2004".

        3.     Continuing Effect. Except as otherwise provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

        4.     Multiple Counterparts. For the convenience of the parties hereto, this Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Amendment. A telecopy or facsimile transmission of a signed counterpart of this Amendment shall be sufficient to bind the party or parties whose signature(s) appear thereon.

        5.     Definitions. Any term not defined in this Amendment shall have the meaning set forth in the Agreement.

[signature page follows]

[signature page to Amendment]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SUNBELT BANCSHARES, INC.
By:	/s/ Todd Seib Todd Seib, Vice Chairman
CONSULTANT
/s/ Jerry Burnett Jerry Burnett

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  EXHIBIT 10.6
CONSULTING AGREEMENT
FIRST AMENDMENT TO CONSULTING AGREEMENT
RECITALS